Exhibit 10.13


                                REGIONAL ADDENDUM

                                       to

                        CELLULAR SERVICE SALES AGREEMENT

                                       and

                           AUTHORIZED AGENCY AGREEMENT

         This Regional Addendum ("Addendum") to that certain Cellular Service Sales Agreement (the "Madison/Milwaukee Sales Agreement") dated July 17, 2000 by and between Ameritech Mobile Communications, Inc. ("Ameritech") and Areawide Cellular, Inc. ("Distributor"), and that certain Authorized Agency Agreement (the "Illinois Sales Agreement") dated October 1, 1997 by and between Southwestern Bell Mobile Systems, Inc. d/b/a CellularOne - Chicago ("CellularOne") and Distributor is made and entered into by the Parties as of July 17, 2000 (the "Effective Date"). Ameritech, CellularOne and Distributor are sometimes referred to as the "Parties." Capitalized terms used in this Addendum and not defined herein shall have the meaning ascribed to them in the Madison/Milwaukee Sales Agreement or the Illinois Sales Agreement, as the context requires.

         WHEREAS, Distributor is a distributor for Ameritech wireless service ("Service") in the Madison/Milwaukee Market pursuant to the Madison/Milwaukee Sales Agreement; and

         WHEREAS, Distributor is a distributor for CellularOne Service in the Illinois Market pursuant to the Illinois Sales Agreement; and

         WHEREAS, Distributor and Ameritech desire to supplement the Madison/Milwaukee Sales Agreement, and Distributor and CellularOne desire to supplement the Illinois Sales Agreement with certain provisions affording Distributor in each case additional compensation in return for Distributor's agreement to open additional points of distribution in accordance with the CellularOne/Ameritech Regional Distributor Policy; and

         WHEREAS, the provisions of this Addendum affecting the Madison/Milwaukee Market, including the Madison/Milwaukee Market portion of provisions affecting both Markets, constitute a "Special Offer" under the Madison/Milwaukee Sales Agreement.

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Regional Addendum, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions set forth below, the Parties agree as follows:

1. Authorized Locations - Madison/Milwaukee Market. Distributor agrees to open three Authorized Locations in Madison/Milwaukee pursuant to the Madison/Milwaukee Sales Agreement. All three Authorized Locations must be operational by September 15, 2000. All Authorized Locations must be pre-approved in writing by Ameritech. If all


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three Authorized Locations are not operational by September 15, 2000, then the Additional Compensation set out in both subsections of Section 2 hereof shall cease as of that date, and any Additional Compensation paid to Distributor prior to that date will be recovered from Distributor via charge backs against unpaid compensation amounts accrued pursuant to the relevant Sales Agreement (i.e., Additional Compensation accrued pursuant to the Madison/Milwaukee Sales Agreement shall be charged back against unpaid compensation accrued pursuant to the Madison/Milwaukee Sales Agreement, and Additional Compensation accrued pursuant to the Illinois Sales Agreement shall be charged back against unpaid compensation accrued pursuant to the Illinois Sales Agreement), or otherwise repaid by Distributor.

Section 2. Regional Compensation.

         (a) Chicago. During the term of the Regional Addendum, CellularOne shall pay Distributor a [CONFIDENTIAL TREATMENT] on Distributor's existing Chicago customer base, and on all contracted new line activations, [CONFIDENTIAL TREATMENT], subject to the terms and conditions, other than minimum percentage, of the Illinois Sales Agreement. Such terms and conditions include, but are not limited to, [CONFIDENTIAL TREATMENT].

         (b) Madison/Milwaukee. In the Madison/Milwaukee Market, Distributor's Regional Compensation shall be [CONFIDENTIAL TREATMENT], calculated as follows:

                            [CONFIDENTIAL TREATMENT]


         Subject to the terms and conditions of this Addendum, such [CONFIDENTIAL TREATMENT] shall be in addition to the compensation payable to Distributor pursuant to the Madison/Milwaukee Sales Agreement.


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         Only activations of new cellular contracted numbers are included for purposes of determining the number of Total New Line Activations Per Month. [CONFIDENTIAL TREATMENT] is paid only on new cellular contracted lines (Service contract with a term of at least 12 months) activated in that month, subject to applicable chargebacks. No Term activations, Pick Up & Go Cellular activations and any transactions, which are not a "Sale" under the Madison/Milwaukee Sales Agreement [CONFIDENTIAL TREATMENT].

[CONFIDENTIAL TREATMENT]

         Account Maintenance Fees for Madison/Milwaukee will be paid pursuant to the then current Dealer Compensation Schedule - Exhibit B of Distributor's Madison/Milwaukee Sales Agreement, as such may be amended, modified or changed from time to time ("Compensation Schedule"). If the Compensation Schedule is modified, amended or changed Distributor shall have the option of continuing under the modified, amended or changed Compensation Schedule or, upon written notice to Ameritech, [CONFIDENTIAL TREATMENT] subject to all terms and conditions, payment terms and other requirements, including but not limited to [CONFIDENTIAL TREATMENT], of the Compensation Schedule and the Madison/Milwaukee Sales Agreement.

         (c) General. CellularOne and Ameritech reserve the right to modify or change the amounts and calculations of the compensation under this Agreement upon thirty (30) days prior written notice. Payment of any residual is contingent upon the existence of a current Sales Agreement; if the Sales Agreement terminates so does the right to any residual.

Section 3. Term. This Addendum shall take effect on the Effective Date, and shall remain in effect for a period of five (5) years, unless terminated earlier pursuant to Section 5 hereof.

Section 4. Termination.

         (a) This Addendum and any payment hereunder shall automatically terminate, without further action or notice:

                  (i) If and when the Madison/Milwaukee Sales Agreement and/or the Illinois Sales Agreement terminates;

                  (ii) On September 15, 2000 if by that date Distributor shall not have opened and rendered operational all three initial Authorized Locations required by
                           Section 1 hereof to be open and operational by September 15, 2000; or

                  (iii) If Distributor fails to obtain CellularOne's prior written approval (which may be withheld for any reason or no reason) of any change either of majority ownership interest of Distributor or effective control of Distributor.

         (b) This Addendum and any payments hereunder shall terminate if either Party provides the other with thirty (30) days written notice of termination, with cause, if the other Party:

                  (i) Makes an assignment for the benefit of creditors, has any trustee or receiver appointed by any court for any substantial part of its assets, or is the subject of any Order For Relief entered under the Federal Bankruptcy Code (Title 11, United States Code) that is not dismissed within sixty (60) days; or

                  (ii) Makes or has made any material misrepresentation or omission in entering into this Addendum; or an owner, partner or executive of such Party is convicted of or pleads no contest to and/or has filed against it any indictment or information involving a felony or other crime or offense that, in the sole judgment of the terminating Party, is likely to affect adversely the reputation of the other Party or any of the other's Affiliates, or the goodwill of the other Party's marks or logos; or attempts to make an unauthorized assignment of this Addendum; or receives a notice of violation of terms or conditions of any license or permit required in the conduct of its business and fails to correct such violation within the time period specified in such

                  (iii) If any regulatory agency promulgates any rule, regulation or order which in effect or application prohibits or substantially impedes CellularOne and/or Ameritech from providing Service in the Illinois or Madison/Milwaukee Market respectively, or


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                           makes the performance of this Addendum subject to
                           terms and conditions unacceptable to either Party.

         No waiver by either Party of any deficiencies in one or more instances shall constitute a waiver of such Party's rights to terminate this Addendum in subsequent instances. For purposes of this Section, CellularOne and Ameritech shall be considered one Party.

Section 5. Application of Covenant Not to Compete Provisions. Distributor agrees that the following provisions shall be incorporated into its Madison/Milwaukee Sales Agreement by this reference:

         In connection of Ameritech's grant to Distributor of the right to use the Marks, the right to advertise affiliation with Ameritech as an authorized Distributor of Ameritech and the great value of the goodwill associated with Distributor's ability to use the Marks, which rights and value are not available to distributors generally, and in recognition of the value of specialized, technical knowledge of the cellular industry imparted by Ameritech to Distributor from time to time, Distributor agrees to be bound by the covenants in this Section 6. Such rights and value shall constitute independent consideration for the covenants in this Section 6 as does the provisions of the Regional Addendum entered into between the parties.

         Distributor recognizes and agrees that the Covenants contained in this Section are reasonable in view of Ameritech's legitimate interests in protecting its confidential information and customer goodwill and Ameritech's investment in Distributor's training and development and to protect other business interests of Ameritech. Distributor also acknowledges that one intent of this Covenant is to allow Ameritech adequate time; i.e., a one-year period after termination of Distributor's relationship with Ameritech, to develop alternative marketing strategies targeting customers in the relevant retail markets in which Distributor was to solicit customers on behalf of Ameritech.

         The foregoing Covenants and agreements are acknowledged by Distributor as an important part of his/her contract of employment for which, in the event of breach or termination, Ameritech would suffer irreparable harm to its business and goodwill without enforcement of such Covenant and for which Ameritech would have no adequate remedy at law. Therefore, in addition to all other rights and remedies available to Ameritech, it is agreed that Ameritech may avail itself of all equitable remedies (temporary restraining order, temporary, preliminary and permanent injunction) in order to restrain and enjoin, any breach of this Covenant and these ancillary agreements by Distributor. The exercise of Ameritech's right to injunctive relief shall not preclude Distributor from obtaining any other relief for any damage or injury caused by the Distributor, including but not limited to, reasonable attorney's fees and expenses in the enforcement of this agreement. Distributor will not engage in any conduct inconsistent with or contrary to Section 7 until after the question has been resolved by a final judgment of a court of competent jurisdiction.

         Ameritech's failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by Distributor of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either


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the validity of this Agreement, or any part hereof, or the right of Ameritech thereafter to enforce each and every provision in accordance with the terms of this Agreement.

         Therefore, for value received, as identified above, Distributor agrees that Distributor, its officers, directors and principals, an Affiliate or the person or persons owning a controlling interest in distributor or an affiliate, shall during the term of this Agreement and except as noted below, for a period of one (1) year following the later of the expiration or termination of this
Agreement:

         1. not, directly or indirectly, induce, influence or suggest to any Subscriber of Ameritech CMRS to purchase CMRS from another reseller or provider of CMRS in the Market or to switch to and/or contract with another reseller or provider of CMRS in the Market;

         2. not, under any circumstances or conditions whatsoever, directly or indirectly, as an individual, partner, stockholder, director, officer, employee, manager or in any other relation or capacity whatsoever engage in the sale or promotion of CMRS on behalf of any competing reseller or provider of CMRS in the Market; and

         3. not, directly, or indirectly, allow any other person, firm or other entity to use in the Market, the name, trade name, goodwill or any other assets or property of Distributor or Ameritech in any manner in connection with such other entity's sale of CMRS on behalf of a competing reseller or provider of CMRS in the Area, and Distributor specifically agrees not to transfer, assign, authorize or consent to the transfer of a Distributor telephone number to such a competing person, firm or other entity upon the expiration or termination of this Agreement.

         For the purposes of this Agreement, CMRS shall be defined as: Any and all services (including resale of said services) that (1) fit the definition of commercial mobile services pursuant to Section 332 of the Communications Act, 47 U.S.C. ss. 332, (2) are subject to regulation as commercial mobile radio services by the FCC under the orders set forth in Implementation of Sections 3(n) and 332 of the Communications Act; Regulatory Treatment of Mobile Services (CC Docket No. 93-252) or such other orders or rules as may be in effect from time to time, or (3) are the functional equivalent of a commercial mobile service as defined in 47 U.S.C. ss.332. CMRS shall in any event include CRS, all forms of specialized mobile radio service (SMR and ESMR), and personal communications services (PCS).

Section 6. Assignment. Distributor has no right to assign, transfer or convey, by merger, acquisition or otherwise, all or any part of this Agreement without the prior written consent of CellularOne. Consent to assign this Regional Addendum shall be at the sole and exclusive option of CellularOne.

Section 7. Entire Agreement. This Addendum, and the portions of the Madison/Milwaukee Sales Agreement and the Illinois Sales Agreement incorporated herein, set forth the entire agreement of the Parties concerning Additional Compensation to be paid in consideration of Distributor's agreement to open additional points of


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distribution in accordance with the CellularOne/Ameritech Regional Distributor
Policy, and supersedes all prior agreements of the Parties with respect to such subject matter. This Addendum shall be modified only by a writing signed by all Parties, except for changes required by regulatory authorities.

Section 8. Choice of Law. This Addendum shall be governed and construed in accordance with the laws of the State of Illinois.

         IN WITNESS WHEREOF, the Parties hereto have caused this Addendum to be executed by their duly authorized officers or agents as of the date first above written.


AREAWIDE CELLULAR, INC.

By:      /S/ Steven Zabel
       ----------------------------------------------
         Steven Zabel
         CFO


AMERITECH MOBILE COMMUNICATIONS, INC.
Agrees to provisions affecting Madison/Milwaukee Market, including the Madison/Milwaukee Market portion of provisions affecting both Markets.

By:      /S/ Robert J. Nelson
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Name:    Robert J. Nelson
       ----------------------------------------------
Title:   Regional President
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CELLULARONE

Agrees to provisions affecting Illinois Market, including the Illinois Market portion of provisions affecting both Markets.

By:      /S/ Robert J. Nelson
       ----------------------------------------------
Name:    Robert J. Nelson
       ----------------------------------------------
Title:   Regional President
       ----------------------------------------------